UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017 (November 13, 2017)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

Calumet Specialty Products Partners, L.P. (the “Partnership”) is party to the Second Amended and Restated Credit Agreement, dated as of July 14, 2014 (as amended, the “Credit Agreement”), among the Partnership, certain Subsidiaries of the Partnership, certain lenders (the “Lenders”), and Bank of America, N.A., as agent for the Lenders (“Agent”). Pursuant to the Credit Agreement, the Partnership was required to deliver unaudited financial statements for the quarter ended September 30, 2017 (the “3Q Financial Statements”) on or before November 14, 2017. However, the Partnership was unable to deliver the 3Q Financial Statements when required due to financial reporting difficulties caused by the implementation of an enterprise resource planning system. Failure to deliver the 3Q Statements by such time would have been an immediate “Event of Default” as that term is defined in the Credit Agreement. If an Event of Default exists under the Credit Agreement, then the Lenders may accelerate the Partnership’s borrowings under the Credit Agreement, which included no borrowings under the revolving portion of the Credit Agreement as of the November 13, 2017 and $83.1 million in outstanding letters of credit, and exercise other rights and remedies thereunder.

Effective November 13, 2017, the Lenders consented in writing to postpone the due date for delivery of the 3Q Financial Statements until December 5, 2017 and a failure to deliver such unaudited financial statements by such date will constitute an Event of Default.

Supply and Offtake Agreement

Calumet Shreveport Refining, LLC (“Calumet Shreveport”), a wholly owned subsidiary of the Partnership, is party to the Supply and Offtake Agreement, dated as of June 19, 2017 (the “Supply Agreement”) with Macquarie Energy North America Trading Inc. (“Macquarie”). Pursuant to the Supply Agreement, Calumet Shreveport was required to deliver the 3Q Financial Statements on or before November 14, 2017. However, for the reasons described above, Calumet Shreveport was unable to deliver the 3Q Financial Statements. Effective as of November 14, 2017, Macquarie agreed to grant Calumet Shreveport a temporary waiver of its obligation to deliver the 3Q Financial Statements until December 15, 2017.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 13, 2017, the Partnership received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Partnership is not in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing because the Partnership did not timely file with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Form 10-Q”). The Notice was issued in accordance with standard Nasdaq procedures and has no immediate effect on the continued listing of the Partnership’s common units on the Nasdaq Global Select Market.
In the Notice, Nasdaq indicated that the Partnership has 60 calendar days to submit a plan to regain compliance. If such a plan is timely submitted by the Partnership, the Nasdaq staff may grant the Partnership up to 180 calendar days from the due date of the Form 10-Q, or until May 18, 2018, to regain compliance. The Partnership does not currently expect that the submission of a compliance plan will be necessary because the Partnership anticipates that it will file the Form 10-Q prior to the expiration of the 60-day period. The Partnership expects that it will fully regain compliance with the Nasdaq continued listing requirements upon the filing of the Form 10-Q. As previously stated, the Partnership will file the Form 10-Q as soon as reasonably practicable.
On November 15, 2017, the Partnership issued a press release announcing its receipt of the Notice. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated November 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

November 15, 2017	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated November 15, 2017.